    As filed with the Securities and Exchange Commission on December 18, 1997

                                                      Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            Bridgeport Machines, Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                                          06-1169678
---------------------------------                       ----------------------
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification Number)

                               500 Lindley Street
                          Bridgeport, Connecticut 06606
                    ----------------------------------------
                    (Address of Principal Executive Offices)

              Bridgeport Machines, Inc. 1994 Non-Employee Director Stock Option Plan (Amended and Restated as of July 21, 1997)
          ------------------------------------------------------------
                            (Full title of the plan)

                              Walter C. Lazarcheck
                   Vice President and Chief Financial Officer
             (Principal Financial and Principal Accounting Officer)
                            Bridgeport Machines, Inc.
                               500 Lindley Street
                          Bridgeport, Connecticut 06606
                                 (203) 367-3651
                                 --------------
            (Name, address and telephone number, including area code,
                              of agent for service)

                                    COPY TO:
                           William J. Grant, Jr., Esq.
                            Willkie Farr & Gallagher
                               One Citicorp Center
                              153 East 53rd Street
                               New York, NY 10022
                                 (212) 821-8000

                         CALCULATION OF REGISTRATION FEE


------------------------ ---------------- --------------------- -----------------  -------------------
                                                                Proposed maximum
                                          Proposed Maximum      aggregate
Title of Securities to   Amount to be     offering price per    offering           Amount of
be Registered            registered(1)    share(2)              price(2)           registration fee

------------------------ ---------------- --------------------- -----------------  -------------------

Common Stock, $0.01
par value per share      $60,000(1)       $10.875               $652,500            $192.48

     (1) Represents the shares issuable under the Bridgeport Machines, Inc. 1994 Non-Employee Director Stock Option Plan (Amended and Restated as of July 21, 1997) (the "Plan").

     (2) These calculations have been made solely for the purpose of estimating the registration fee pursuant to Rule 457(h). The fee was calculated using the average of the high and low price of the Common Stock on NASDAQ on December 15, 1997.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and Exchange Commission (the "Commission") by Bridgeport Machines, Inc., a Delaware corporation ("Company"), are incorporated herein by reference:



                (a) The Company's Registration Statement on Form S-8,
               Registration No. 33-89898, dated March 2, 1995;

                (b) The Company's Annual Reports on Form 10-K for the fiscal year ended March 29, 1997;

                (c) The Company's Quarterly Reports on Form 10-Q for the
               quarters ended June 28, 1997 and September 27, 1997; and

                (d) The description of Company's common stock, par value $0.01 per share (the "Common Stock"), which is contained in the Prospectus filed with the Company's Registration Statement on Form S-1, as amended by Amendment No. 2, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), on November 14, 1994, under the heading "Description of Capital Stock," incorporated by reference into the Company's Registration Statement on Form 8-A, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), Registration No. 25102, dated November 11, 1994.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

Item 8. EXHIBITS

Exhibit No.
-----------

5 Opinion of Willkie Farr & Gallagher, counsel to the Company, as to the legality of the securities being registered.

23.1           Consent of Arthur Andersen LLP.

23.2           Consent of Willkie Farr & Gallagher (contained in
               Exhibit 5).

24 Powers of Attorney (reference is made to the signature page).

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgeport, State of Connecticut, on the 15th day of December, 1997.

                                                   BRIDGEPORT MACHINES, INC.



                                                   By: /s/ Walter C. Lazarcheck
                                                       ------------------------
                                                   Walter C. Lazarcheck
                                                   Vice President and
                                                   Chief Financial Officer

                                Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Joseph
E. Clancy, Dan L. Griffith and Ralph J. LoStocco and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this registration statement or any amendments or supplements hereto in the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Capacity                        Date
        ---------                     --------                        ----


/s/ Joseph E. Clancy          Chairman of the Board            December 15, 1997
---------------------------
Joseph E. Clancy


/s/ Dan L. Griffith           President, Chief Executive       December 15, 1997
---------------------------   Officer and Director (Principal
Dan L. Griffith               Executive Officer)



/s/ Walter C. Lazarcheck      Vice President and Chief         December 15, 1997
---------------------------   Financial Officer (Principal
Walter C. Lazarcheck          Financial and Principal
                              Accounting Officer)



/s/ Robert J. Cresci          Director                         December 15, 1997
---------------------------
Robert J. Cresci


/s/ Eliot M. Fried            Director                         December 15, 1997
---------------------------
Eliot M. Fried



/s/ Bhikhaji M. Maneckji      Director                         December 15, 1997
---------------------------
Bhikhaji M. Maneckji


/s/ Brian P. Murphy           Director                         December 15, 1997
---------------------------
Brian P. Murphy

                                INDEX TO EXHIBITS


Exhibit No.
-----------


5                     Opinion of Willkie Farr &
                      Gallagher, counsel to the
                      Company, as to the legality of
                      the securities being registered.

23.1                  Consent of Arthur Andersen LLP.

23.2                  Consent of Willkie Farr & Gallagher
                      (contained in Exhibit 5).

24 Powers of Attorney (reference is made to the signature page).